Registration No. 333-____________
As filed with the Securities and Exchange Commission on April 13, 2011

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Rockville Financial, Inc.
(Exact name of registrant as specified in its charter)

Connecticut (State or Other Jurisdiction of Incorporation or Organization)	6712 (Primary Standard Industrial Classification Code Number)	27-3577029 (I.R.S. Employer Identification Number)
25 Park Street
Rockville, CT 06066
(860) 291-3600
(Address and telephone of
registrant’s principal executive offices)
Rockville Bank 401(k) Savings Plan
Rockville Financial, Inc. 2006 Stock Incentive Award Plan
(Full Title of the Plans)
Copies To:

William J. McGurk President and Chief Executive Officer Rockville Financial New, Inc. 25 Park Street Rockville, CT 06066 (860) 291-3600	William W. Bouton III, Esq. Hinckley, Allen & Snyder LLP 20 Church Street Hartford, CT 06103 (860) 725-6200
(Address and telephone number of registrant’s agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☑
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered	Share	Price(2)	Registration Fee
Common Stock, no par value	890,829 shares (1) (2)	$8.55 (6)	$7,616,587.95	$884.29
Common Stock, no par value	417,438 shares (1)(3)	$10.36 (7)	$4,324,657.68	$502.10
Common Stock, no par value	55,506 shares (1)(4)	$10.36 (7)	$575,042.16	$66.77
Common Stock, no par value	24,406 shares (1)(5)	$10.36 (7)	$252,846.16	$29.36
Participation Interests	(8)	—	—	(9)

(1)	Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Rockville Financial, Inc. 2006 Stock Incentive Award Plan (the “Incentive Award Plan”) as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of Rockville Financial, Inc. (the “Company”) pursuant to 17 C.F.R. Section 230.416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Represents the number of shares currently reserved for the issuance of options already granted and outstanding under the Incentive Award Plan.

(3)	Represents the number of shares issued upon the exercise of options which are currently reserved for future grants of options under the Incentive Award Plan.

(4)	Represents the number of shares of common stock awarded as restricted stock under the Incentive Award Plan.

(5)	Represents the number of shares currently reserved for restricted stock awards under the Incentive Award Plan.

(6)	Estimated, pursuant to Rule 457(c) and (h) under the Securities Act, solely for the purpose of calculating the registration fee. These option shares are being registered based upon the weighted average price determined by the weighted average exercise price of $8.55 for the outstanding options.

(7)	Estimated, pursuant to Rule 457(c) and (h) under the Securities Act, solely for the purpose of calculating the registration fee. These options are being registered based upon the average of the high and low prices per share of the common stock on the NASDAQ Global Select Market of $10.36 per share on April 11, 2011 (which is no earlier than 5 business days before filing date).

(8)	Pursuant to 17 C.F.R. Section 230.416(c) under the Securities Act, which covers an indeterminate amount of interests to be offered or sold pursuant to the Rockville Bank 401(k) Savings Plan (the “401(k) Plan”).

(9)	Pursuant to 17 C.F.R. Section 230.457(h)(3) of the Securities Act no registration fee is required to be paid.

This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. Section 230.462 under the Securities Act.

PART I.
Items 1 and 2. Plan Information and Registrant Information and Employee Plan Annual Information.
     The documents containing the information specified in Parts I and II of Form S-8 have been or will be sent or given to participants in the Incentive Award Plan and the 401(k) Plan as specified by 17 C.F.R. Section 230.428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).
     Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) prospectuses that meet the requirements of Section 10(a) of the Securities Act.
PART II.
Item 3. Incorporation of Documents by Reference.
     The following documents previously or concurrently filed with the Commission are hereby incorporated by reference in this Registration Statement:
1.	the Registrant’s Form S-1 Registration Statement, as amended and declared effective on December 30, 2010 (Registration No. 333-169439), including all the consolidated financial statements for the Registrant contained therein;

2.	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (File No. 001-35028), filed with the SEC on March 10, 2011;

3.	the Registrant’s proxy statement for its annual meeting of shareholders to be held on April 26, 2011 (file No. 001-35028) filed with the SEC on March 23, 2011;

4.	all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the year covered by the Annual Report on Form 10-K referred to in (a) above; and

5.	the description of the Company’s common stock contained in the Registration Statement on Form S-1 originally filed with the Commission on September 16, 2011 (Commission File No. 333-169439), and all amendments or reports filed for the purpose of updating such description.
     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.
     All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     None.

Item 6. Indemnification of Directors and Officers.
     Article XI of the Bylaws of Rockville Financial, Inc. (the “Company”) sets forth circumstances under which directors, officers, employees and agents of the Company may be insured or indemnified against liability which they incur in their capacities as such:
     The Company shall indemnify and reimburse each current and former Director, officer or employee of this Company, or any other agent or person performing on behalf of the Company, and his or her heirs, executors, or administrators, to the fullest extent permitted by law, including but not limited to those situations for which reimbursement and indemnification is permitted under Sections 33-770 through 33-778, inclusive, of the Connecticut General Statutes. In no event shall any payments made by the Company pursuant to this Article XI exceed the amount permissible under state or federal law, including but not limited to the limitations on indemnification imposed by Section 18(k) of the Federal Deposit Insurance Act and the regulations issued thereunder by the Federal Deposit Insurance Corporation.
Item 7. Exemption From Registration Claimed.
     Not applicable.
Item 8. List of Exhibits.

Exhibit		Reference to Prior Filing or
Number	Document	Exhibit No. attached hereto

4.1	Form of Common Stock Certificate	*
5.1	Opinion of Hinckley, Allen & Snyder LLP	Exhibit 5.1
10.1	Rockville Bank 401(k) Savings Plan	Exhibit 10.1
10.2	Rockville Financial, Inc. 2006 Stock Incentive Award Plan	**
23.1	Consent of Hinckley, Allen & Snyder LLP	Contained in Exhibit 5.1
23.2	Consent of Wolf & Company, P.C.	Exhibit 23.2
23.3	Consent of Deloitte & Touche LLP	Exhibit 23.3
24.1	Power of Attorney	Contained on Signature Page

*	Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (Commission File No. 333-169439), originally filed by the Company under the Securities Act with the Commission on September 16, 2010, and all amendments or reports filed for the purpose of updating such description.

**	Incorporated by reference from the Rockville Financial, Inc. definitive proxy statement on Schedule 14A, Appendix B (Commission File 000-51239) filed with the Commission on July 3, 2006.
Item 9. Undertakings.
     The undersigned Company hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price present no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed or furnished in the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference into this Registration Statement;
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability of the Company under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the Company pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned Company relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Company or used or referred to by the undersigned Company; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Company or its securities provided by or on behalf of the undersigned Company; and (iv) any other communication that is an offer in the offering made by the undersigned Company to the purchaser; and

(5)	That, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a trustee, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of South Windsor, Connecticut, on this 13th day of April, 2011.

Rockville Financial, Inc.
By:	/s/ William J. McGurk
William J. McGurk
President and Chief Executive Officer

POWER OF ATTORNEY
     We, the undersigned directors and officers of Rockville Financial, Inc. (the “Company”) hereby severally constitute and appoint William J. McGurk as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said William J. McGurk may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of shares of common stock issued upon the issuance of stock or exercise of stock options under the Incentive Award Plan and participation interests offered or sold to the 401(k) Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said William J. McGurk shall do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ William J. McGurk William J. McGurk	President and Chief Executive Officer (Principal Executive Officer)	April 13, 2011

/s/ John T. Lund John T. Lund	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 13, 2011

/s/ Michael A. Bars	Director	April 13, 2011
Michael A. Bars

/s/ C. Perry Chilberg	Director	April 13, 2011
C. Perry Chilberg

/s/ William H.W. Crawford, IV	Director	April 13, 2011
William H.W. Crawford, IV

Signatures	Title	Date

/s/ David A. Engelson	Director	April 13, 2011
David A. Engelson

/s/ Pamela J. Guenard	Director	April 13, 2011
Pamela J. Guenard

/s/ Joseph F. Jeamel, Jr.	Director	April 13, 2011
Joseph F. Jeamel, Jr.

/s/ Kristen A. Johnson	Director	April 13, 2011
Kristen A. Johnson

/s/ Raymond H. Lefurge, Jr.	Director	April 13, 2011
Raymond H. Lefurge, Jr.

/s/ Stuart E. Magdefrau	Director	April 13, 2011
Stuart E. Magdefrau

/s/ Thomas S. Mason	Director	April 13, 2011
Thomas S. Mason

/s/ Peter F. Olson	Director	April 13, 2011
Peter F. Olson

/s/ Rosemarie Novella Papa	Director	April 13, 2011
Rosemarie Novello Papa

/s/ Richard M. Tkacz	Director	April 13, 2011
Richard M. Tkacz
The Plan.
     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the 401(k) Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Rockville, Connecticut on April 13, 2011.

Rockville Bank Compensation Committee, Plan Administrator
By:	/s/ David A. Engelson
David A. Engelson, Chairman

EXHIBIT INDEX

Exhibit		Reference to Prior Filing or
Number	Document	Exhibit No. attached hereto

4.1	Form of Common Stock Certificate	*
5.1	Opinion of Hinckley, Allen & Snyder LLP	Exhibit 5.1
10.1	Rockville Bank 401(k) Savings Plan	Exhibit 10.1
10.2	Rockville Financial, Inc. 2006 Stock Incentive Award Plan	**
23.1	Consent of Hinckley, Allen & Snyder LLP	Contained in Exhibit 5.1
23.2	Consent of Wolf & Company, P.C.	Exhibit 23.2
23.3	Consent of Deloitte & Touche LLP	Exhibit 23.3
24.1	Power of Attorney	Contained on Signature Page

*	Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (Commission File No. 333-169439), originally filed by the Company under the Securities Act with the Commission on September 16, 2010, and all amendments or reports filed for the purpose of updating such description.

**	Incorporated by reference from the Rockville Financial, Inc. definitive proxy statement on Schedule 14A, Appendix B (Commission File 000-51239) filed with the Commission on July 3, 2006.